                                  EXHIBIT 23.2

                        Consent of Mauldin & Jenkins, LLC

                             MAULDIN & JENKINS, LLC
                               CPAS & CONSULTANTS
                             1640 Powers Ferry Road
                                   Building 26
                             Marietta, Georgia 30067




                                November 2, 2000


First Sterling Banks, Inc.
P.O. Box 2147
Marietta, Georgia 30061

     RE:  CONSENT OF INDEPENDENT ACCOUNTANTS

Ladies and Gentlemen:

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2000, in the 1999 Annual Report to stockholders of First Sterling Banks, Inc. appearing in the Annual Report on Form 10-KSB for the year ended December 31, 1999.


                                      MAULDIN & JENKINS
                                      /s/ Mauldin & Jenkins, LLC




Atlanta, Georgia

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